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Exhibit 7.2

        SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Indentification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Richard Prokosch
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3918
(Name, address and telephone number of agent for service)

Harvest Operations Corp.
(Issuer with respect to the Securities)

Alberta Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Indentification No.)
Suite 1900, 330 - 5th Avenue S.W. Calgary, Alberta, Canada	T2P 0L4
(Address or Principal Executive Offices)	(Zip Code)

Debt Securities
(Title of the Indenture Securities)

FORM T-1

Item 1.    GENERAL INFORMATION.    Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or surpervising authority to which it is subject.

      Controller of the Currency
      Washington, D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.

      Yes

Item 2.    AFFILIATIONS WITH OBLIGOR.    If the obligor is an affiliate of the Trustee, describe each such affiliation.

      None

Items 3-15.    are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS:    List below all exhibits filed as a part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of the Trustee.*

  4.
  A copy of the certificate of authority of the Trustee to commence business.*

  3.
  A copy of the of the certificate of authority of the Trustee to exercise corporate trust powers.*

  4.
  A copy of the existing bylaws of the Trustee.*

  5.
  A copy of the each Indenture referred to in Item 4. Not applicable.

  6.
  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

  7.
  Report of Condition of the Trustee as of September 30, 2004, published pursuant to law or the requirements of its surpervising or examining authority, attached as Exhibit 7.

*    Incorporated by reference to Registration Number 333-67188.

NOTE

        The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 13th of December, 2004.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ RICHARD PROKOSCH Richard Prokosch Vice President
By:	/s/ BENJAMIN J. KRUEGER Benjamin J. Krueger Assistant Vice President

Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 13, 2004

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ RICHARD PROKOSCH Richard Prokosch Vice President
By:	/s/ BENJAMIN J. KRUEGER Benjamin J. Krueger Assistant Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2004

9/30/2004
($000's)
Assets
Cash and Due From Depository Institutions	$6,973,101
Federal Reserve Stock	0
Securities	39,400,687
Federal Funds	2,842,037
Loans & Lease Financing Receivables	121,000,954
Fixed Assets	1,846,496
Intangible Assets	10,035,484
Other Assets	10,354,644

Total Assets	$192,453,403
Liabilities
Deposits	$122,247,349
Fed Funds	7,346,293
Treasury Demand Notes	0
Trading Liabilities	145,128
Other Borrowed Money	30,331,854
Acceptances	146,102
Subordinated Notes and Debentures	5,535,512
Other Liabilities	6,060,066

Total Liabilities	$171,812,304
Equity
Minority Interest in Subsidiaries	$1,013,889
Common and Preferred Stock	18,200
Surplus	11,792,288
Undivided Profits	7,816,722

Total Equity Capital	$19,627,210
Total Liabilities and Equity Capital	$192,453,403

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ RICHARD PROKOSCH Vice President

Date: December 13, 2004

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  Exhibit 7.2
FORM T-1